Exhibit 99.1

FOR IMMEDIATE RELEASE NEWS

May 8, 2023 OTCQB: FTCO

FORTITUDE GOLD REPORTS FIRST QUARTER NET INCOME OF $6.4 MILLION, LOW ALL-IN-SUSTAINING-COST OF $578 PER GOLD OUNCE SOLD, AND INCREASES CASH BALANCE TO $52.3 MILLION

COLORADO SPRINGS – May 8, 2023 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) reported results for the first quarter ended March 31, 2023, including $21.5 million net sales, $6.4 million net income or $0.26 per share, and a $52.3 million cash balance at quarter end.  The Company produced 11,487 ounces of gold during the first quarter and maintains its 2023 production outlook.  Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

Q1 2023 FINANCIAL RESULTS AND HIGHLIGHTS

●	$21.5 million net sales
●	$6.4 million net income or $0.26 per share
●	$52.3 million cash balance on March 31, 2023
●	11,487 gold ounces produced
●	3.83 grams per tonne average gold grade mined
●	$90.1 million working capital at March 31, 2023
●	$12.3 million mine gross profit
●	$499 total cash cost after by-product credits per gold ounce sold
●	$578 per ounce total all-in sustaining cost
●	$2.9 million dividends paid

Fortitude Gold sold 11,429 gold ounces at a total cash cost of $499 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $578. Realized metal prices during the quarter averaged $1,889 per ounce gold*.  The Company recorded net income of $6.4 million, or $0.26 per share and increased its cash and cash equivalents at quarter end by $7.2 million to $52.3 million. The Company produced 11,487 ounces of gold during the quarter and maintains its 2023 Annual Outlook, targeting 40,000 gold ounces (a range of 36,000 to 40,000 ounces).

“Our Isabella Pearl project had an exceptionally strong first quarter, with gold production ahead of budget, near record low all-in-sustaining-cost per ounce sold and coupled with an increasing gold price culminated in one of best quarters we have had as a company,” stated Mr. Jason Reid, CEO and President of Fortitude Gold.  “We continue to enjoy the benefits of processing high-grade gold while moving fewer waste tonnes from the Pearl deposit.  During the quarter we invested in exploration, advanced our County Line and Golden Mile projects towards production, and continued our monthly dividend distributions to shareholders, all while still adding over $7 million to our cash treasury.”

Mr. Reid continued, “I am pleased to report that we expect to submit an Environmental Assessment (EA) shortly for our County Line project after obtaining permission from the Bureau of Land Management.  We are also on track to submit an EA to the Bureau of Land Management for our Golden Mile project by mid-2023.  Our strong cash flows, strong treasury and project capital expenditures to date totaling over ten million dollars, positions Fortitude to continue to fully fund our next two targeted mine builds at County Line and Golden Mile.  Our business approach is expected to enable us to grow organically without shareholder dilution, add to mine life longevity, continue to explore our portfolio of properties, pay taxes as a profitable company, and distribute substantial dividends to shareholders with an attractive industry leading yield.”

The following Production Statistics table summarize certain information about our operations for the three months ended March 31, 2023 and 2022:

	Three months ended March 31,
	2023	2022
Ore mined
Ore (tonnes)	106,475	253,843
Gold grade (g/t)	3.83	2.16
Low-grade stockpile
Ore (tonnes)	2,118	23,490
Gold grade (g/t)	0.46	0.44
Waste (tonnes)	218,127	1,252,524
Metal production (before payable metal deductions)(1)
Gold (ozs.)	11,487	9,875
Silver (ozs.)	17,649	16,523

(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics table summarizes certain information about our operations for three months ended March 31, 2023 and 2022:

	Three months ended March 31,
	2023	2022
Metal sold
Gold (ozs.)	11,429	8,297
Silver (ozs.)	17,480	13,928
Average metal prices realized (1)
Gold ($per oz.)	1,889	1,863
Silver ($per oz.)	22.72	23.76
Precious metal gold equivalent ounces sold
Gold Ounces	11,429	8,297
Gold Equivalent Ounces from Silver	210	178
	11,639	8,475

Total cash cost before by-product credits per gold ounce sold	$534	$748
Total cash cost after by-product credits per gold ounce sold	$499	$708
Total all-in sustaining cost per gold ounce sold	$578	$848

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Provisional sales may remain unsettled from one quarter into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three months ended March 31, 2023 and 2022, its financial condition at March 31, 2023 and December 31, 2022, and its cash flows for the three months ended March 31, 2023 and 2022. The summary data as of March 31, 2023 and for the three months ended March 31, 2023 and 2022 is unaudited; the summary data as of December 31, 2022 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2022, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$52,267	$45,054
Inventories	47,132	47,155
Prepaid taxes	—	710
Prepaid expenses and other current assets	568	730
Total current assets	99,967	93,649
Property, plant and mine development, net	28,715	30,581
Operating lease assets, net	2,981	3,826
Deferred tax assets	1,730	1,282
Other non-current assets	1,821	1,818
Total assets	$135,214	$131,156
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,724	$2,524
Operating lease liabilities, current	2,981	3,826
Income taxes payable	501	—
Mining taxes payable	2,482	1,857
Other current liabilities	1,195	1,324
Total current liabilities	9,883	9,531
Asset retirement obligations	5,982	5,863
Other non-current liabilities	—	3
Total liabilities	15,865	15,397
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,084,542 shares outstanding at March 31, 2023 and 24,024,542 shares outstanding at December 31, 2022	241	240
Additional paid-in capital	103,839	103,731
Retained earnings	15,269	11,788
Total shareholders' equity	119,349	115,759
Total liabilities and shareholders' equity	$135,214	$131,156

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2023 and 2022
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2023	2022
Sales, net	$21,540	$15,361
Mine cost of sales:
Production costs	5,653	5,781
Depreciation and amortization	3,479	2,778
Reclamation and remediation	72	47
Total mine cost of sales	9,204	8,606
Mine gross profit	12,336	6,755
Costs and expenses:
General and administrative expenses	1,059	1,180
Exploration expenses	3,688	2,514
Other (income) expense, net	(327)	17
Total costs and expenses	4,420	3,711
Income before income and mining taxes	7,916	3,044
Mining and income tax expense	1,548	426
Net income	$6,368	$2,618
Net income per common share:
Basic	$0.26	$0.11
Diluted	$0.26	$0.11
Weighted average shares outstanding:
Basic	24,063,853	23,995,254
Diluted	24,208,676	24,197,423

FORTITUDE GOLD CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2023 and 2022
(U.S. dollars in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net income	$6,368	$2,618
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	3,502	2,816
Stock-based compensation	49	47
Deferred taxes	(448)	(217)
Reclamation and remediation accretion	72	47
Other operating adjustments	3	(18)
Changes in operating assets and liabilities:
Accounts receivable	—	220
Inventories	(310)	(2,945)
Prepaid expenses and other current assets	162	1,540
Other non-current assets	(3)	(16)
Accounts payable and other accrued liabilities	45	(122)
Income and mining taxes payable	1,836	100
Net cash provided by operating activities	11,276	4,070

Cash flows from investing activities:
Capital expenditures	(1,211)	(4,938)
Net cash used in investing activities	(1,211)	(4,938)

Cash flows from financing activities:
Dividends paid	(2,887)	(2,880)
Proceeds from exercise of stock options	60	63
Repayment of loans payable	(22)	(21)
Repayment of capital leases	(3)	(6)
Net cash used in financing activities	(2,852)	(2,844)

Net increase (decrease) in cash and cash equivalents	7,213	(3,712)
Cash and cash equivalents at beginning of period	45,054	40,017
Cash and cash equivalents at end of period	$52,267	$36,305

Supplemental Cash Flow Information
Income and mining taxes paid	$160	$542
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$48	$(86)
Change in estimate for asset retirement costs	$—	$314
Right-of-Use assets acquired through operating lease	$—	$1,100

About Fortitude Gold Corporation

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free and distribute substantial dividends. The Company’s Nevada Mining Unit consists of five high-grade gold properties located in the Walker Lane Mineral Belt and a sixth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com